Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-57189, 333-39938, 333-133588, 333-173878, and 333-264477 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Stepan Company and the effectiveness of Stepan Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois

February 27, 2025